UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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LIFE PARTNERS HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)

The Board of Directors of Registrant
(Name of Person(s) Filing Proxy Statement)

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LIFE PARTNERS HOLDINGS, INC.

204 Woodhew Drive
Waco, Texas 76712
Telephone: 800-368-5569
Fax: 254-751-1025
Website: www.lphi.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

August 3, 2006

To the Shareholders:

Life Partners Holdings, Inc. (“We” or the “Company”) will hold an Annual Meeting of Shareholders (the “Annual Meeting”) on Thursday, August 3, 2006, at 11:00 a.m., CT, at our corporate offices, 204 Woodhew Drive, Waco, Texas. The Shareholders will meet to consider:

(1)	Electing five directors, each to serve for a term of one year;

(2)	Ratifying the selection of Murrell, Hall, McIntosh & Co., PLLP, as independent auditors of the Company for the year ending February 28, 2007; and

(3)	Transacting other business incident to the Annual Meeting.

The record date for the Annual Meeting is June 22, 2006. Only Shareholders of record at the close of business on that date can vote at the Annual Meeting.

We hope you will attend the Annual Meeting. If you do not plan to attend, we still want you to participate by voting. Please sign and return the enclosed proxy in the envelope provided or follow the Internet or telephone voting procedures described on the proxy form.

Sincerely, R. Scott Peden Secretary

June 28, 2006

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

August 3, 2006

Life Partners Holdings, Inc. (“Life Partners”, the “Company” or “We”) welcomes you to our Annual Meeting of Shareholders. Life Partners is the parent company of Life Partners, Inc. (“LPI”). LPI is the oldest and one of the most active companies in the United States engaged in the secondary market for life insurance settlements, dealing in both viatical settlements and senior life settlements. The Annual Report accompanying this Proxy Statement contains more about our business.

We are furnishing this Proxy Statement to inform our Shareholders about the upcoming Annual Meeting. To encourage Shareholder participation, we are soliciting proxies to be used at the Annual Meeting.

We are mailing this Proxy Statement and the accompanying proxy card to Shareholders beginning June 30, 2006.

General Information

Who Votes. If you hold shares as of the Record Date, June 22, 2006, you may vote at the Annual Meeting. On June 22, 2006, the Company had 9,615,586 shares of common stock outstanding. Each share is entitled to one vote.

How to Vote. You may vote your shares by attending the Annual Meeting in person. If you are unable to attend, you can tell us how to vote your shares by any of the following means:

•	by completing, executing and returning the proxy or voting instruction card in a timely manner;

•	by using a touch-tone telephone and complying with the telephone voting instructions on the proxy or voting instruction card; or

•	through the Internet, by complying with the Internet voting instructions on the proxy or voting instruction card.

Questions regarding electronic delivery or Internet voting should be directed to Justin Blount at 800-368-5569 or jblount@lifepartnersinc.com.

If you return a signed proxy or voting instruction card, but do not tell us how you want to vote, we shall vote your shares “for” all director nominees and the other proposals.

Canceling Your Proxy. You can cancel your proxy at any time before we vote your shares in any of three ways:

•	by giving the Secretary a written cancellation;

•	by giving a later signed proxy or voting instruction; or

•	by voting in person at the Annual Meeting.

Counting the Necessary Votes. Directors are elected by a plurality of votes, which means that the director nominees for the positions to be filled (five positions) receiving the highest number of votes will be elected. To ratify the independent auditors, this proposal must receive a majority of the votes that could be cast at the Annual Meeting. If we transact any incidental business at the Annual Meeting, the incidental business must receive a majority of the votes that could be cast at the Annual Meeting.

The votes that could be cast are the votes actually cast by “shares present” plus abstentions. Abstentions are counted as shares present at the Annual Meeting for purposes of determining whether a quorum exists and have the effect of a vote “against” any proposal. Proxies submitted by brokers that do not indicate a vote for the proposal (usually because the brokers do not have discretionary voting authority and haven’t received instructions as to how to vote) are referred to as “broker non-votes”. Broker non-votes are not counted as shares present and are not counted in determining whether a proposal is approved.

Incidental Business. Proxies customarily ask for authority to transact other business that may come before the Annual Meeting. Much of this business is procedural, such as a vote on adjournment. Except for the matters set forth in the notice, we do not know of any substantive business to be presented or acted upon at the Annual Meeting. If any matter is presented at the Annual Meeting on which a vote may properly be taken, the designated proxies will vote your shares as they think best unless you otherwise direct.

ITEM 1
ELECTION OF DIRECTORS

The Shareholders will elect five directors at this year’s Annual Meeting. Each director will serve for a one-year term ending at the 2007 annual meeting or until he is succeeded by another qualified director who has been elected.

We shall vote your shares as you tell us. If unforeseen circumstances (such as death or disability) make it necessary for the Board to substitute another person for any of the nominees, we will vote your shares for that other person unless you have withheld authority.

All five of the nominees for directors are presently members of the Board of Directors.

The Board of Directors recommends voting “For” the nominees.

Biographical Information

The following table sets forth the name and age of each director nominee and the year he became a director.

Name	Age	Director Since	Position
Brian D. Pardo	63	2000	Chairman of the Board, President and Chief Executive Officer of Life Partners Holdings, Inc.
R. Scott Peden	42	2000	Director, Secretary and General Counsel of Life Partners Holdings, Inc. and President of LPI
Fred Dewald	61	2003	Director
Tad Ballantyne	51	2001	Director
Harry A. Goodall	74	2005	Director

The Director Nominees. The Board of Directors has nominated five candidates for election. If elected, these nominees will serve one-year terms. A brief summary of each director nominee’s principal occupation, business affiliations and other information follows.

Brian D. Pardo. Mr. Pardo is President and Chief Executive Officer of the Company, and Chief Executive Officer of LPI, our primary operating subsidiary. He has served as the CEO of LPI since its incorporation in 1991. Mr. Pardo is one of the pioneers of the viatical settlement and senior life settlement industries. He has been certified as an expert in the field of viatical settlements and has testified on that subject on numerous occasions. Mr. Pardo served our Nation from 1964 through 1966 as a helicopter gunship pilot in Vietnam.

R. Scott Peden. Mr. Peden has served as the General Counsel and Secretary of the Company and the President of LPI since 2000. Before 2000, Mr. Peden served as Vice President and General Counsel for LPI since its incorporation in 1991. Mr. Peden has been certified as an expert in the field of viatical settlements and has testified on that subject on many occasions. He designed the structure of the viatical settlement transaction that is widely used throughout the industry. He holds a Bachelor of Arts degree from Trinity University and a Juris Doctor from Baylor University School of Law.

Fred Dewald. Mr. Dewald has been a successful builder and property developer in the Waco/McLennan County area for over 30 years. He is a director of the Heart of Texas Builders Association and serves as President or principal of 17 different property development companies. He holds a Bachelor of Science degree from Southwest Texas State University.

Tad Ballantyne. Mr. Ballantyne is an officer and director of several private companies including BR Industries, Inc, Hoopeston Foods, Inc., L.C. Thomsen Inc., and Pacific Rim Foods Ltd.  Mr. Ballantyne is also a director of Empire Energy Corporation International (OTCBB: EEGC) and a director of Jilin Jimei Foods Ltd., a private company in Changchun China. During 2003, Texas Steel Partners Inc., a Texas-based steel foundry, filed for reorganization and was liquidated pursuant to a bankruptcy Chapter 7 conversion. Mr. Ballantyne was an officer and director and 50% shareholder of Texas Steel Partners. During the last 16 years, Mr. Ballantyne has been active in acquiring and operating troubled companies or assets being divested by public and private companies and has focused over the last three years in food processing plants in both the United States and Asia. He holds a Bachelor of Science degree in business management from the University of Wisconsin.

Harry A. Goodall. Lieutenant General Goodall entered the Air Force in 1949 as an enlisted man, was commissioned in 1957, and became one of the most highly decorated USAF General Officers before his retirement in 1991. Highlights of his military career include several tours of duty in the Philippines, Thailand, and the Republic of Vietnam; Chief of the Fighter Branch in the Directorate of Operations, Office of the Deputy Chief of Staff, Plans and Operations, Headquarters U.S. Air Force; Military Assistant to the Undersecretary of the Air Force; Assistant Deputy Director, and Deputy Director, Plans and Policy for International Negotiations, Organization of the Joint Chiefs of Staff; Deputy U.S. Commissioner of the U.S.-Soviet Strategic Arms Limitation Talks Standing Consultative Commission; and Commissioner of the U.S. Component of the Commission with temporary rank of Ambassador. Following his retirement from the Air Force, General Goodall held a number of key positions including Senior Vice President at AT&T and CEO at Optimal Energy Systems, Inc., a new-technology based flywheel power system manufacturer. Since 2002, he has been the Director of Strategic Planning for Advanced Concepts and Technologies International, LLC, a professional services firm with headquarters in Waco, Texas. General Goodall earned a Bachelor of Science degree from the University of Nebraska in 1965, a Master of Science degree in business administration from George Washington University in 1967 and a Master of Science degree in public administration from Auburn University in 1974.

Other Executive Officers

In addition to the executive officers who serve on the Board of Directors, we have the following executive officer:

Mark Embry, age 50, serves as LPI’s Chief Operations Officer and Chief Information Officer. Mr. Embry has worked for an international manufacturing company as CIO where he focused on IT as a business tool. He spearheaded national and global projects that resulted in over three million dollars a year in cost savings. Before joining LPI in November 2004, he consulted with executive management of different types of businesses for two years in business process analysis and redesign, strategy and implementation, change management and leadership competencies. As LPI’s Chief Operating Officer, he is responsible for all operations and information technology. Mr. Embry’s duties include finding and creating efficiencies in the process flow, developing state-of-the-art information systems, analyzing company and industry data, development of automated supply chain and developing short term strategies to meet target objectives. Mr. Embry also supervises the imaging department that is responsible for scanning all documents creating easy retrieval of necessary information from a paperless filing system. Mr. Embry holds a Bachelor of Business Administration degree from Dallas Baptist University and a Masters of Business Administration degree from Baylor University.

Corporate Governance

Board Composition, Meetings and Committees.  Our Board of Directors is currently composed of five directors. The Board has determined that Tad Ballantyne, Fred Dewald and Harry A. Goodall are independent under the standards of the Nasdaq and the Sarbanes-Oxley Act and the rules of the Securities and Exchange Commission (“SEC”). Mr. Pardo and Mr. Peden are employed by the Company as executive officers and are thus not independent.

During the most recent fiscal year, the Board met two times with all directors attending and acted four times by written consent. Management also periodically conferred with directors between meetings regarding Company affairs.

The Compensation Committee is currently composed of Mr. Ballantyne (Chair), Mr. Dewald and Gen. Goodall. It met once during the most recent fiscal year with all members participating. It sets the compensation levels of the executive officers, including the Chief Executive Officer and the President, establishes a general framework for the short-term incentive program and administers the Company’s Omnibus Equity Compensation Plan. The Compensation Committee’s report is set forth below.

The Board of Directors has an Audit Committee and has appointed Mr. Ballantyne (Chair), Mr. Dewald and Gen. Goodall to serve as its members. The Audit Committee met once during the last fiscal year with all members participating. The Audit Committee is primarily concerned with the effectiveness of the Company’s financial audits by the independent auditors. Its duties include: (i) recommending the selection of independent auditors; (ii) reviewing the scope of the audit to be conducted by them, as well as the results of their audit; (iii) reviewing the organization and scope of the Company's internal system of financial controls; (iv) reviewing the Company’s financial reporting and the accounting standards and principles followed; and (v) examining other reports relating to the Company’s compliance with insurance regulatory and licensing requirements. We certify that we have adopted a formal written audit committee charter and that the Audit Committee reviews and reassesses the adequacy of the charter annually.

The Board has not delegated its functions to any other standing committees, and thus has not created executive, nominating or other similar committees. The task of nominating directors is undertaken by the full Board.

The Board has not established a formal process for considering director recommendations from shareholders in reliance on the controlled company exemption provided under the Nasdaq rules. The Board notes that Mr. Brian D. Pardo beneficially holds more than 50% of the voting stock with the voting power to determine elections and that a nomination process with independent decision-making would not be meaningful. The Board will, however, consider shareholder recommendations if received in ample time before the preparation and release of its annual proxy materials. For consideration, a recommendation would typically be submitted by the January 1st preceding the annual meeting.

Director Compensation. We compensate our directors who are not employed by the Company. The independent directors receive $1,000 per quarter. We also reimburse all ordinary and necessary expenses incurred in the conduct of our business. Insider directors do not receive director’s fees.

Director Communication. Shareholders may send communications to the Board (and to individual directors) through Mr. R. Scott Peden, General Counsel and Secretary, c/o Life Partners Holdings, Inc., 204 Woodhew Drive, Waco, Texas 76712, and telephone 800-368-5569. He will forward to the directors all communications that, in his judgment, are appropriate for consideration by the directors.

Code of Ethics

We have adopted a Code of Ethics that applies to our executive officers, including our Chief Executive Officer and Chief Financial Officer. A copy of the Code of Ethics was filed as an exhibit to our Annual Report on Form 10-KSB for the year ended February 29, 2004.

OTHER INFORMATION ABOUT DIRECTORS, OFFICERS
AND CERTAIN SHAREHOLDERS

Beneficial Ownership of Directors, Officers and Certain Shareholders

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of June 15, 2006, by (i) each director and nominee of the Company, (ii) each named executive officer in the Summary Compensation Table, (iii) each person known or believed by the Company to own beneficially five percent or more of the Common Stock and (iv) all directors and executive officers as a group. Unless indicated otherwise, each person has sole voting and dispositive power with respect to such shares.

Name of Director, Executive Officer,	Beneficial Ownership(1)
or Shareholders Holding 5% or More	Number of Shares	Percent
Brian D. Pardo	5,230,766	54.4
Pardo Family Holdings, Ltd.(2) 204 Woodhew Waco, Texas 76710	5,224,864	54.3
R. Scott Peden	54,097	*
Fred Dewald	8,286	*
Tad Ballantyne	0	0
Harry A. Goodall	0	0
Mark Embry	0	0
All directors and named executive officers as a group (7 persons)	5,293,149	55.0

*	Less than one percent.

(1)
Shares of Common Stock that are not outstanding but that can be acquired by a person upon exercise of an option within 60 days are included in computing the percentage for such person, but are not included in computing the percentage for any other person. Disclosures regarding “beneficial ownership” are made as that term is defined under federal securities laws.

(2)	Mr. Pardo is deemed to have beneficial ownership of the shares of Pardo Family Holdings, Ltd.

Executive Compensation

The following table sets forth the compensation paid or accrued to the Chief Executive Officer and each executive officer (including officers of LPI) whose total annual salary and bonus exceeded $100,000 (the three are sometimes called the “named executive officers”) for services performed in fiscal years ended February 28, 2006 and 2005, and February 29, 2004.

Summary Compensation Table

		Annual Compensation					Long Term Compen- sation Awards
Name and Principal Position	Fiscal Year	Salary ($)	Bonus($)		Other Annual Compen- sation($)		Options (#)	All Other Compen- sation ($)(1)

Brian D. Pardo	2006	450,000	-0-		-		-	-
Chief Executive Officer	2005	450,000	-0-		-		-	-
	2004	450,000	-0-		33,253	(2)	-	-

R. Scott Peden	2006	147,619	18,383		-		-	-
President, LPI, and	2005	140,485	44,704		-		-	-
General Counsel	2004	130,553	35,912		11,797	(2)	-	-
								-
Michael T. Beste(3)	2006	144,703	14,186		-		-	-
President, Institutional	2005	139,402	14,189		-		-	-
Division	2004	133,113	1,380		-		-	-

Mark Embry	2006	120,000	37,415		-		-	-
Chief Operating Officer	2005	36,000	9,245	(4)	-		-	-
Life Partners, Inc.	2004	-0-	-0-		-		-	-

(1)
The Company provides various perquisites to certain employees including the named executive officers. In each case, the aggregate value of the perquisites provided to the named executive officers did not exceed the lesser of $50,000 or 10% of such named executive officers’ annual salary and bonus.

(2)	This amount represents a redemption of the officer’s accrued vacation benefits.

(3)	Mr. Beste resigned his position effective April 30, 2006, and is no longer employed by us.

(4)	Mr. Embry joined us on November 3, 2004.

Stock Options Granted in the Last Fiscal Year; Stock Option Exercises and Values

We granted no stock options to the named executive officers in fiscal 2006. The named executive officers did not exercise stock options in fiscal 2006 and they held no outstanding options.

Compensation and Retirement Committee Report

Composition. The Compensation Committee (the “Committee”) is composed of three directors: Mr. Ballantyne (Chairman), Mr. Dewald and Gen. Goodall. Based on the Board’s determination and the Committee’s belief, Messrs. Ballantyne and Dewald and Gen. Goodall are independent under the standards of Nasdaq and the Sarbanes-Oxley Act and the rules of the SEC.

Compensation Approach. The Committee sets the compensation level of the Company’s CEO and the President of LPI. The Committee also sets a general framework for the short-term incentive program and administers the long-term incentive programs. It has adopted a set of guiding principles, which are designed to align executive compensation with management’s execution of business strategies and initiatives as well as the achievement of long-term financial performance and growth in shareholder values. The principles are as follows:

•	The Company’s salaries must reflect the contributions of each executive officer and the impact of those contributions on the business and financial success of the Company.

•	The level of compensation should be competitive with the compensation paid to similarly skilled executives performing comparable functions within the Company’s market area.

•	The Company provides incentive compensation from time to time to motivate personnel to achieve specific financial and operating goals.

•
Compensation is closely tied to performance and its impact on the growth in shareholder value. The primary components of executive compensation are base salary, short-term cash incentives and long-term equity incentives.

Base Salary. The Company understands that base salaries must remain in a competitive range to attract and retain capable management. The Committee reviews these salary levels annually based on a subjective mix of the Company’s performance, the executive’s experience and contributions, and the levels of compensation received by similarly situated executives at comparable companies, and may increase the base salaries if the Committee deems an increase is warranted. The salaries of the senior officers are established by the CEO, who evaluates these salaries in relationship to their respective levels of responsibility and contributions to the Company and based on the other criteria described by the Committee in this report. The beliefs of the CEO and the Committee regarding base salary levels are based on their collective knowledge and not on formal compensation surveys. Annual adjustments are made, if needed, to maintain base salaries at competitive levels and to maintain an equitable relationship between the base salaries of executive and senior officers and overall merit increases for the Company’s other employees.

Short-Term Incentive Compensation. The Company provides from time to time incentive compensation in the form of bonuses. For bonuses paid to the executive and senior officers, the Committee assesses incentives accorded comparable positions in other companies, the reporting of pre-tax profits for the year, the financial returns on equity and assets, and limitations on the size of the bonus in relationship to the executive’s base salary. It analyzes the bonus amount in relationship to the Company’s broader corporate performance, its targeted growth objectives, and its results of operations. It also analyzes the bonus amount in relationship to the individual officer’s responsibilities and his importance to the Company’s operating strategy. The Board has established an officers’ bonus pool, from which bonuses are paid to operational officers based on quarterly earnings. The Company funds the bonus pool with one percent of its net income before taxes, subject to a cap equal to base salary. Bonus allocations to the participants are fixed by the pool plan and are not subjective. The CEO does not and, before his termination, Mr. Beste did not participate in the bonus pool.

Long-Term Incentive Compensation. The Company has an Omnibus Equity Compensation Plan (the “Plan”) to provide equity-based compensation to its management and the financial planners who compose the Company’s viatical and life settlement referral network. The Plan was established in 2000. At present, options covering 100,000 shares are outstanding with an exercise price of $6.06. These options are held by a financial planner. Options covering an additional 100,000 are outstanding with an exercise price of $6.00. These options were not granted under the plan and are held by a consultant. No officers or other employees currently hold options. The outstanding options expire according to the following schedule:

Number of Shares Expiring under Options	Expiration Date of Options	Balance of Shares Remaining Under Options
50,000	2006	150,000
150,000	2007	0

The Company may make grants of options from time to time, although it does not expect that stock option grants will be a significant component of its compensation.

Corporate Performance and Chief Executive Officer Compensation. Brian D. Pardo is the Company’s CEO and President and the CEO of LPI, the principal operating subsidiary of the Company. LPI is the oldest and one of the most active companies in the United States engaged in the secondary market for life insurance settlements, dealing in both viatical settlements and senior life settlements. Mr. Pardo has guided LPI since its inception and is one of the pioneers of the industry. Because of Mr. Pardo’s unique contributions, we believe his continued involvement with the Company is extremely important.

In determining Mr. Pardo’s compensation, the Committee considers Mr. Pardo’s importance to the Company and its business strategy, including the further development of the life settlement business. In addition, the Committee considers the Company’s results of operations and financial condition and its performance in comparison to its competitors. Although the Committee was pleased with the Company’s financial performance during the last fiscal year, at Mr. Pardo’s request, it maintained his existing base salary for the second straight year. Mr. Pardo has elected not to participate in the officers’ bonus pool. The Committee does not anticipate awarding Mr. Pardo equity-based compensation in light of his substantial beneficial holdings of the Company’s Common Stock. Mr. Pardo was not present during the Committee’s deliberations regarding or voting upon his compensation.

Dated: June 27, 2006	The Compensation Committee of Life Partners Holdings, Inc. Mr. Ballantyne, Chairman Mr. Dewald Gen. Goodall

As permitted by SEC rules, the foregoing reporting is not deemed “filed” with the SEC and is not incorporated by reference into the Company’s Annual Report on Form 10-KSB.

Certain Transactions

We contract with ESP Communications, Inc., a corporation owned by Brian D. Pardo’s spouse, for post-settlement services. The services included periodic contact with viators and their health care providers through telephone calls and mailings, monthly checks of social security records to determine a viator’s status, and with the independent escrow agent in the filing of death claims. ESP also provides facilities and various administrative personnel to us. Either party may cancel the agreement with a 30-day written notice. We currently pay ESP $7,500 on a semi-monthly basis for its services. For each of the years ended February 28, 2006 and 2005, we paid ESP approximately $180,000. The Audit Committee has determined that the payments are reasonable and equal to or less than amounts that would be payable to a third party for comparable service.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of the forms furnished to us, and written representations from certain reporting persons that no other forms were required, we believe that the reporting persons complied with all Section 16(a) filing requirements applicable to them during the last completed fiscal year.

ITEM 2
RATIFICATION OF AUDITORS

Vote on the Independent Auditors

The Audit Committee has appointed Murrell, Hall, McIntosh & Co., PLLP, independent certified public accountants, to audit the consolidated financial statements of the Company for the year ended February 28, 2007. The Company is advised that no member of Murrell Hall has any direct or material indirect financial interest in the Company or, during the past three years, has had any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Ratification of the Audit Committee’s appointment shall be effective upon receiving the affirmative vote of the holders of a majority of the common stock present or represented by proxy and entitled to vote at the Annual Meeting.

The Board of Directors recommends voting “For” this proposal.

If the appointment is not ratified, the Audit Committee will consider the appointment of other independent auditors. A representative from Murrell Hall is not expected to be present at the Annual Meeting. We have offered Murrell Hall the opportunity to make a statement. Murrell Hall has indicated that representatives will be available by telephone to respond to appropriate questions.

Audit Report of the Board of Directors

The Audit Committee consists of Mr. Ballantyne (Chair), Mr. Dewald and Gen. Goodall, all of whom are “financially literate” and “independent” as defined under the Nasdaq rules. The Nasdaq rules define “financially literate” as being able to read and understand fundamental financial statements (including the Company’s balance sheet, income statement and cash flow statement). The Nasdaq rules define an independent director generally as a person, other than an officer of the company, who does not have a relationship with the company that would interfere with the director’s exercise of independent judgment. The Board has also determined that Mr. Ballantyne is a “financial expert” in large part based on his education and business experience in acquiring and operating various companies as well as his service on the board of directors of other companies. See Mr. Ballantyne’s biographical disclosures for more information.

Functions. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent auditor. The Board has approved a charter for the Audit Committee. The Charter describes the Audit Committee’s composition, its mission statement and principal functions, its responsibilities for review of financial statements and internal financial procedures and controls, and its relationships with the Board of Directors, the independent accountants and the Company’s financial staff. The Audit Committee’s responsibilities include the prior review of the Company’s annual financial statements and substantiating the auditor’s independence and their accountability to the Board of Directors and the Audit Committee. The Audit Committee believes that its Charter meets or exceeds the charter standards adopted by the Nasdaq.

Actions Relating to the 2006 Financial Statements. The Audit Committee has taken the following actions with respect to the Company’s audited financial statements as of and for the year ended February 28, 2006 (the “Financial Statements”):

•	The Committee has reviewed and discussed the audited financial statements with management;

•	The Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Communication with Audit Committees);

•
The Committee has received written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the auditors the auditors’ independence; and

•
The Committee has recommended to the Board of Directors that the Financial Statements be included in the Company’s Annual Report on Form 10-KSB, based upon its review and discussions with the independent auditors.

Fees to Independent Auditors. The following table presents fees for the audits of our annual consolidated financial statements for the fiscal years ended February 28, 2005 and 2006, and for other services provided by Murrell Hall.

	2005	2006
Audit fees	$30,335	$36,190
Audit-related fees	$31,695	$41,840
Tax fees	$14,290	$11,050
All other fees	$4,120	$2,021

The amounts for audit-related fees include generally the fees charged for reviewing our quarterly financial statements. The tax fees were primarily for tax return preparation and tax-related services. Amounts under “all other fees” principally relate to travel expenses. We incurred no billings for financial information systems design and implementation.

The Audit Committee has authorized and ratified fees related to the electronic filing of various SEC reports. In addition, the auditors notify the Audit Committee of any request by management for non-audit services and the anticipated scope, purpose and cost of the services before performing such services.

Pre-Approval Policies and Procedures. Our Audit Committee pre-approves all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval. The Audit Committee may also pre-approve particular services on a case-by-case basis. In addition, the Audit Committee has delegated to its Chairman the authority to pre-approve audit and permissible non-audit services, provided that any such pre-approval decision is presented to the full Audit Committee at its next scheduled meeting. All audit, audit-related, and tax services for our 2005 and 2006 fiscal years were pre-approved by the Audit Committee.

The Audit Committee has considered whether Murrell Hall’s non-audit services are compatible with maintaining its independence as an auditor.

Dated: June 27, 2006	Mr.Tad Ballantyne, Chairman Mr. Fred Dewald Gen. Harry A. Goodall

As permitted by SEC rules, the foregoing reporting is not deemed “soliciting material” or “filed” with the SEC and is not incorporated by reference into the Company’s Annual Report on Form 10-KSB.

OTHER INFORMATION ABOUT THE ANNUAL MEETING

Other Matters Coming Before the Meeting

As of the date of this Proxy Statement, the Company knows of no business to come before the Annual Meeting other than that referred to above. The Company’s rules of conduct for the Annual Meeting prohibit the introduction of substantive matters not previously presented to the Shareholders in a proxy statement. As to other business, such as procedural matters that may come before the meeting, the person or persons holding proxies will vote those proxies in the manner they believe to be in the best interests of the Company and its Shareholders.

Shareholder Proposals for the Next Annual Meeting

Any Shareholder who wishes to present a proposal at the Company’s 2007 Annual Meeting of Shareholders must deliver such proposal to the Secretary of the Company by March 31, 2007, for inclusion in the Company’s proxy, notice of meeting, and proxy statement for the 2007 Annual Meeting.

Additional Information

The Company will bear the cost of soliciting proxies. Officers and regular employees of the Company may solicit proxies by further mailings, personal conversations, or by telephone, facsimile or other electronic transmission. They will do so without compensation other than their regular compensation. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

The Company’s Annual Report on Form 10-KSB, including the financial statements and schedules thereto, for the year ended February 28, 2006, as filed with the SEC, are available on our website at www.lphi.com under “Investor Relations/Filings.” They are also available without charge to any shareholder, upon request, by calling 800-368-5569 or writing to Mr. R. Scott Peden, General Counsel, Life Partners Holdings, Inc., 204 Woodhew Drive, Waco, Texas 76712. Shareholders requesting exhibits to the Form 10-KSB will be provided the same upon payment of reproduction expenses.

By Order of the Board of Directors R. Scott Peden Secretary

June 28, 2006

LIFE PARTNERS HOLDINGS, INC.
204 Woodhew
Waco, Texas 76710

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Life Partners Holdings, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Life Partners Holdings, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LIFE PARTNERS HOLDINGS, INC.

Vote On Directors

		For All	Withhold All	For All Except	To withhold authority to vote for one or more nominee(s), mark "For All Except" and write the nominee's number(s) on the line below:
1. Proposal to elect					
01) Brian D. Pardo	04) Fred Dewald				
02) R. Scott Peden	05) Harry A. Goodall	☐	☐	☐	____________
03) Tad Ballantyne					

Vote On Proposals

	For	Against	Abstain
2. Ratifying Murrell, Hall, McIntosh & Co., PLLP, as independent auditors for 2007.	☐	☐	☐

Please sign, date and return this proxy regardless of whether you plan to attend the meeting. If signing for a coporation, LLC or partnership, or as agent, attorney or fiduciary, indicate the capacity in which you are signing. For comments please check this box and write them on the other side of this card. ☐

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR items 1 and 2. If any other matters properly, come before the meeting, the persons named in this proxy will vote in their discretion.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

LIFE PARTNERS HOLDINGS, INC.

Annual Meeting of Shareholders – August 3, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder(s) of Life Partners Holdings, Inc., a Texas corporation ("LPHI"), hereby acknowledge(s) receipt of the Proxy Statement dated June 28, 2006, and hereby appoint(s) Brian D. Pardo and R. Scott Peden, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders, to be held Thursday, August 3, 2006, at 11:00 a.m., CT, at LPHI's corporate offices, 204 Woodhew Drive, Waco, Texas, and at any adjournment(s) thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if present personally, on all matters set forth on the reverse side.

Important - voting prevents escheatment: Most states have escheatment laws that require LPHI to transfer shareholder accounts when they meet that state's criteria for abandoned property. These laws require LPHI to issue a replacement stock certificate to the applicable state and the certificate in the shareholder's possession is cancelled on the records of LPHI's transfer agent. While the specified number of years varies by state, escheatment generally occurs if you have not voted during a three-year period and you have not contacted LPHI or LPHI's transfer agent during that time. After delivery to the state, the stock often is sold and claimants are given only the proceeds of the sale, which may or may not be to your benefit, depending on the subsequent trend of the stock price. In addition, it can take many months to retrieve custody of the stock or the proceeds of its sale.

Therefore, it is very important that you vote and that LPHI has your current address. If you have moved, please provide your new address to LPHI by writing to 204 Woodhew Drive, Waco, Texas 76712, by telephone at 800-368-5569, or by Internet at www.lphi.com/ContactUs.htm.

Comments:

(If you noted any comments above, please mark corresponding box on the reverse side.) \